UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      November 13, 2006

Rockville Financial, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	000-51239	30-0288470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Park Street, Rockville, CT		06066
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:         (860) 291-3600

Not Applicable

(Former name or former address, if changed since last report)

Item 8.01.  Other Events.

Effective November 13, 2006, Rockville Financial, Inc. (the “Company”) adopted a plan to purchase in the market up to 349,830 shares of its outstanding common stock, or approximately 1.8% of total common stock issued and outstanding in order to use the acquired shares for grants of restricted stock expected to be made in the future under the Company’s 2006 Stock Incentive Award Plan. The Company’s shareholders approved the 2006 Stock Incentive Award Plan at the Company’s annual meeting on August 22, 2006.

Item 9.01. Financial Statements and Exhibits

(a) Not Applicable
(b) Not Applicable
(c) Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2006	ROCKVILLE FINANCIAL, INC. Registrant

	By:	/s/ Gregory A. White
Gregory A. White Senior Vice President/ Chief Financial Officer